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                                                                EXHIBIT NO. 15.1




October 31, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that ENSCO International Incorporated has included our report dated October 31, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Registration Statements on Form
S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756, 33-64642, 333-3575 and
333-37897), and any existing amendments thereto, and Form S-8 (Nos.
33-14714, 33-32447, 33-35862, 33-40282 and 33-41294).  We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ Price Waterhouse LLP
------------------------
Dallas, Texas